UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	February 6, 2007

Commission	Name of Registrant, State of Incorporation, Address of	IRS Employer
File Number	Principal Executive Offices and Telephone Number	Identification Number
1-9894	Alliant Energy Corporation	39-1380265
(a Wisconsin corporation)
4902 N. Biltmore Lane
Madison, Wisconsin 53718
Telephone (608) 458-3311
0-4117-1	Interstate Power and Light Company	42-0331370
(an Iowa corporation)
Alliant Energy Tower
Cedar Rapids, Iowa 52401
Telephone (319) 786-4411
0-337	Wisconsin Power and Light Company	39-0714890
(a Wisconsin corporation)
4902 N. Biltmore Lane
Madison, Wisconsin 53718
Telephone (608) 458-3311

This combined Form 8-K is separately filed by Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company.

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        (e) On February 6, 2007, the Compensation and Personnel Committee (the “Committee”) of the Board of Directors (the “Board”) of Alliant Energy Corporation (“Alliant Energy”), Interstate Power and Light Company (“IP&L”) and Wisconsin Power and Light Company (“WP&L,” and together with Alliant Energy and IP&L, the “Company”) exercised its discretion under the Management Incentive Compensation Plan (“MICP”), which is an annual cash bonus plan, and waived the cash flow performance measure for 2006 and funded the MICP at 150% of target. The only reason the cash flow performance measure was not attained in 2006 was because in December 2006, management used available cash to make discretionary pension plan contributions which would have been required in 2007 through 2009. As a result of the discretionary pension plan contributions, the cash flow performance measure was not met and, without the waiver, the MICP would have been funded at 127.5%. The Committee granted this waiver in recognition of the discretionary pension plan contributions being voluntary and a good use of the cash held by the Company. As a result of the waiver, named executive officers will receive a larger MICP payment than they would have without the waiver. The differences between the waiver MICP payments and non-waiver MICP payments are: for William D. Harvey, $151,875; for Eliot G. Protsch, $65,213; for Barbara J. Swan, $36,872; and for Thomas L. Aller, $23,625.

        On February 6, 2007, the Committee also set the performance goals under the MICP for 2007. In general, the eligible bonus under the MICP will be based on achieving certain financial performance goals, execution goals, and corporate well-being goals. The financial performance goals for all of the named executive officers include: (i) Alliant Energy holding company earnings per share of $2.52, which is the midpoint of Alliant Energy holding company earnings per share guidance provided in Alliant Energy’s earnings release dated February 8, 2007 (the “Earnings Release”); (ii) utility earnings per share from continuing operations of $2.32, which is the midpoint of utility earnings per share guidance provided in the Earnings Release; and (iii) cash flow at the utilities and Alliant Energy Corporate Services, Inc. of a specified target. In addition to these financial goals, Mr. Protsch has a goal related to Alliant Energy’s announced share repurchase program. Mr. Aller has financial goals regarding non-regulated transportation operations and performance of the Company’s Energy Delivery operations in addition to the earnings per share and cash flow goals. The financial performance goals are weighted at 60% for Mr. Harvey and at 50% for each of the other named executive officers in determining the annual bonus.

        The execution goals include successful completion of all announced divesture transactions consistent with our strategic plan, achieving specified regulatory goals and achieving a specified level of cost savings. Mr. Aller’s execution goals also include customer service and reliability targets. Execution goals are weighted at 40% for Mr. Protsch and Ms. Swan and at 25% for Mr. Harvey and Mr. Aller. The corporate well-being goals focus on meeting specified diversity benchmarks and specified safety benchmarks and are weighted at 15% for Mr. Harvey, 10% for Mr. Protsch and Ms. Swan and 25% for Mr. Aller.

        Under the MICP, the Company’s named executive officers will be eligible to receive a target cash bonus of a stated percentage of annual base salary, with a maximum possible bonus of two times the target bonus. For 2007, the target bonus percentages for the named executive officers are: William D. Harvey, 95% (or $769,500); Eliot G. Protsch, 70% (or $333,200); Barbara J. Swan, 55% (or $198,550); and Thomas L. Aller, 40% (or $103,000).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company have each duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION
Date: February 12, 2007	By: /s/ Barbara J. Swan
Barbara J. Swan
Executive Vice President and
General Counsel
INTERSTATE POWER AND LIGHT COMPANY
Date: February 12, 2007	By: /s/ Barbara J. Swan
Barbara J. Swan
Executive Vice President and
General Counsel
WISCONSIN POWER AND LIGHT COMPANY
Date: February 12, 2007	By: /s/ Barbara J. Swan
Barbara J. Swan
President

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